UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	001-36475	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Title of class of registered securities Common Stock, par value $0.001 per share	Ticker Symbol AMTX	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

On August 11, 2020, Aemetis, Inc. (the “Company”) received notice from The NASDAQ Stock Market (“NASDAQ”) confirming that for the last 10 consecutive trading days, the minimum market value of publicly held shares of the Company’s common stock has been equal to or in excess of the $15,000,000 minimum market value of publicly held shares requirement for continued listing, as required by Nasdaq Listing Rule 5450(b)(2)(C). Accordingly, NASDAQ has determined that the Company has regained compliance with Nasdaq Listing Rule 5450(b)(2)(C) and this matter is now closed.

On August 12, 2020, Company received notice from NASDAQ confirming that for the last 10 consecutive trading days, the closing bid price of the Company’s common stock has been equal to or in excess of the $1.00 per share minimum bid price requirement for continued listing, as required by Nasdaq Listing Rule 5450(a)(1). Accordingly, NASDAQ has determined that the Company has regained compliance with Nasdaq Listing Rule 5450(a)(1) and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

August 18, 2020	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer